EXHIBIT 11
                       				 ----------

            	  PEOPLES BANCORP INC. AND SUBSIDIARIES
           		  -------------------------------------

         		      COMPUTATION OF EARNINGS PER SHARE
		               ---------------------------------


                            				  For the Three           For the Nine
                             				  Months Ended           Months Ended
                             				  September 30,          September 30,
                             				1996        1995        1996       1995
PRIMARY EARNINGS PER SHARE
--------------------------
EARNINGS:
Net income                   $1,830,000  $1,610,000  $5,682,000  $4,630,000

COMMON SHARES OUTSTANDING:
Weighted average common
 shares outstanding*          3,391,571   3,477,299   3,435,772   3,491,673
Add:  net effect of the
 assumed exercise of
 outstanding stock
 options - based on the
 treasury stock method           39,269      12,276      33,769      12,609
                     			     ----------  ----------  ----------  ----------
Total primary weighted
 average shares outstanding   3,430,840   3,489,575   3,469,541   3,504,282
                     			     ----------  ----------  ----------  ----------

  PRIMARY EARNINGS PER SHARE      $0.53       $0.46       $1.64       $1.32
                     			     ==========  ==========  ==========  ==========


FULLY DILUTED EARNINGS PER SHARE
--------------------------------
EARNINGS:
Net income                   $1,830,000  $1,610,000  $5,682,000  $4,630,000

COMMON SHARES OUTSTANDING:
Weighted average common
 shares outstanding*          3,391,571   3,477,299   3,435,772   3,491,673
Add:  net effect of the
 assumed exercise of
 outstanding stock
 options - based on the
 treasury stock method           51,576      14,798      51,503      14,798
                     			     ----------  ----------  ----------  ----------
Total fully diluted weighted
 average shares outstanding   3,443,147   3,492,097   3,487,275   3,506,471
                     			     ----------  ----------  ----------  ----------

  FULLY DILUTED EARNINGS
   PER SHARE                      $0.53       $0.46       $1.63       $1.32
                     			     ==========  ==========  ==========  ==========


* Adjusted for 10% stock dividend issued to stockholders of record at July 15, 1996, and October 10, 1995.